FOR IMMEDIATE RELEASE
ROADRUNNER TRANSPORTATION SYSTEMS ANNOUNCES
ACQUISITION OF STAGECOACH CARTAGE AND DISTRIBUTION
Cudahy, WI - July 28, 2015 - Roadrunner Transportation Systems, Inc. (NYSE: RRTS), announced today that it has acquired Stagecoach Cartage and Distribution, a provider of truckload and logistics services based in El Paso, Texas, for a total purchase price of $35 million, plus an earn-out capped at $5 million. Stagecoach provides regional, intermodal, and over-the-road truckload services throughout the southwestern United States and Mexico. Stagecoach also provides warehousing and transloading solutions to customers through its network of strategically located facilities in south-central and west Texas. The acquisition was financed with borrowings under Roadrunner’s credit facility.
Mark DiBlasi, President and CEO of Roadrunner, said, “Stagecoach is an extremely high-quality company with a broad service portfolio and an experienced and motivated management team that represents an excellent platform to expand our cross-border services. Stagecoach’s strong presence within the El Paso and Laredo markets, coupled with the company’s Mexican Operating Authority, provides us with immediately realizable growth opportunities created by the accelerating demand within the region.”
Scott McLaughlin, President of Stagecoach, said, “We’re very excited to join Roadrunner. In order to achieve our growth potential, we sought to partner with a larger organization that had the resources and personnel that could assist us in accomplishing our goals. After meeting with several members of the Roadrunner team, it was clear that we shared a very similar cultural and strategic vision. Our organization is confident that as a part of Roadrunner, we can meet and exceed our collective goals.”
Stagecoach generated revenues of approximately $34 million during the 12 months ended June 30, 2015, with EBITDA in excess of $7 million. Stagecoach is expected to be accretive to Roadrunner’s earnings in 2015.
About Roadrunner Transportation Systems, Inc.
Roadrunner is a leading asset-light transportation and logistics service provider offering a full suite of solutions, including truckload logistics, customized and expedited less-than-truckload, transportation management solutions, intermodal solutions, freight consolidation, inventory management, on-demand and expedited services, international freight forwarding, customs brokerage, and comprehensive global supply chain solutions. For more information, please visit Roadrunner’s website, www.rrts.com.
Safe Harbor Statement
This release contains forward-looking statements that relate to future events or performance, including statements regarding the impact of the Stagecoach acquisition on expanding Roadrunner’s truckload offering, operating network and cross-border services; the growth opportunities offered by the acquisition of Stagecoach, including Stagecoach’s strong presence within the El Paso and Laredo markets and its Mexican Operating Authority; the accelerating demand within the Southwestern United States and Mexico; the growth of Stagecoach’s business; and Roadrunner’s expectation that Stagecoach will be accretive to Roadrunner’s earnings in 2015. These statements reflect Roadrunner's current expectations, and Roadrunner does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other company statements will not be realized. Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond Roadrunner's control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to one or more significant claims and the cost of maintaining insurance, including increased premiums and insurance in excess of prior experience levels; the cost of compliance with, liability for violations of, or modifications to existing or future governmental regulations; the effect of environmental regulations; a decrease in the levels of capacity in the over-the-road freight sector; Roadrunner’s ability to execute its acquisition strategy and to integrate acquired companies; Roadrunner’s international operations; Roadrunner’s indebtedness and compliance with the covenants in its senior credit facility; the unpredictability of and potential fluctuation in the price and availability of fuel; the economic environment; competition in the transportation industry; Roadrunner’s reliance on independent contractors to provide transportation services to its customers; and other "Risk Factors" set forth in Roadrunner's most recent SEC filings.

Contact
Roadrunner Transportation Systems, Inc.
Peter Armbruster,
Chief Financial Officer
414-615-1648

Vollrath Associates, Inc.
Marilyn Vollrath
414-221-0210
ir@rrts.com